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                                                                     EXHIBIT 4.8

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                             XM Satellite Radio Inc.

                   14% SENIOR SECURED DISCOUNT NOTES DUE 2009

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                          FIRST SUPPLEMENTAL INDENTURE

                               Dated June 12, 2003

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                              The Bank of New York

                                     Trustee

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     FIRST SUPPLEMENTAL INDENTURE, dated as of June 12, 2003, by and among XM
Satellite Radio Inc., a Delaware corporation (the "Company"), XM Satellite Radio Holdings Inc., a Delaware corporation (the "Parent Guarantor"), XM Equipment Leasing LLC, a Delaware limited liability company, and each of the other Subsidiary Guarantors made a party to the Indenture pursuant to Section 11.05 thereof, and The Bank of New York, as trustee (the "Trustee").

                                   WITNESSETH

     WHEREAS the Company has executed and delivered to the Trustee an Indenture dated as of January 28, 2003 (as amended and supplemented, the "Indenture"), providing for the issuance of 14% Senior Secured Discount Notes due 2009 (the "Notes");

     WHEREAS, the General Security Agreement contains certain ambiguities which the Company proposes to clarify through an amendment in the form attached hereto as EXHIBIT A (the "Amendment"), which clarifications are beneficial to, and do not adversely affect the legal rights of, the Holders of the Notes;

     WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company, the Parent Guarantor, the Subsidiary Guarantors and the Trustee may supplement the Indenture without the consent of any Holder of a Note to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights of any Holder of a Note;

     WHEREAS, this First Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Company has delivered, or caused to be delivered, to the Trustee an Officers' Certificate and an Opinion of Counsel meeting the requirements of Sections 7.02, 9.06, 13.04 and 13.05 of the Indenture and stating that the execution and delivery of this First Supplemental Indenture is permitted by the Indenture and that all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in the Indenture relating to this First Supplemental Indenture have been satisfied;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company, the Parent Guarantor, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                                    ARTICLE I

                              ACTION BY THE TRUSTEE

     SECTION 1.01. AMENDMENT OF THE SECURITY AGREEMENT. In accordance with Sections 9.01 and 9.06 of the Indenture, the Trustee shall (i) execute and deliver, on behalf of the Holders, the Consent in the form attached hereto, (ii) direct the Collateral Agent to execute and deliver the Amendment in the form attached hereto and (iii) execute and deliver all other

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documents or take such other actions, or direct the Collateral Agent to execute and deliver all other documents or take such other actions, as may be necessary or appropriate to consummate the transactions contemplated hereby.

                                   ARTICLE II

                                  MISCELLANEOUS

     SECTION 2.01. SUPPLEMENTAL INDENTURES PART OF INDENTURE. Upon the execution and delivery of this First Supplemental Indenture by the Company, the Parent Guarantor, the Subsidiary Guarantors and the Trustee, this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this First Supplemental Indenture (whether or not made), unless the context shall otherwise require.

     SECTION 2.02. GOVERNING LAW; GOVERNANCE, ETC. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. This First Supplemental Indenture shall be governed and construed in accordance with the applicable terms and provisions of the Indenture as supplemented hereby, which terms and provisions are incorporated herein by reference, as if this First Supplemental Indenture were the "Indenture" referred to therein.

     SECTION 2.03. TRUSTEE ACCEPTANCE. The Trustee accepts the Indenture, as supplemented hereby, and agrees to perform the same upon the terms and conditions set forth therein, as supplemented hereby. The recitals contained herein shall be taken as the statements of the Company, the Parent Guarantor and the Subsidiary Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

     SECTION 2.04. COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 2.05. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction thereof.

     SECTION 2.06. TERMS. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture.

     SECTION 2.07. BENEFITS OF FIRST SUPPLEMENTAL INDENTURE. Nothing in this First Supplemental Indenture, the Indenture, or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the

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Holders, any benefit of any legal or equitable right, remedy or claim under the
Indenture, the First Supplemental Indenture or the Notes.

     SECTION 2.08. EFFECTIVENESS OF FIRST SUPPLEMENTAL INDENTURE.
Notwithstanding anything to the contrary contained herein, this First Supplemental Indenture shall become effective on the date hereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed as of the date first above written.

                                   XM Satellite Radio Inc.


                                   By: /s/ Joseph M. Titlebaum
                                       -----------------------
                                       Joseph M. Titlebaum
                                       Executive Vice President, General Counsel
                                       and Secretary
Attest:


/s/ Gary M. Parsons
Name: Gary M. Parsons
Title: Chairman

                                   XM Satellite Radio Holdings Inc.,
                                   as Parent Guarantor


                                   By: /s/ Joseph M. Titlebaum
                                       Joseph M. Titlebaum
                                       Executive Vice President, General Counsel
                                       and Secretary
Attest:


/s/ Gary M. Parsons
Name: Gary M. Parsons
Title: Chairman

                                   XM Equipment Leasing LLC,
                                   as Subsidiary Guarantor

                                   By: /s/ Joseph M. Titlebaum
                                       Joseph M. Titlebaum
                                       Executive Vice President, General Counsel
                                       and Secretary
Attest:


/s/ Gary M. Parsons
Name: Gary M. Parsons
Title: Chairman

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                                   The Bank of New York


                                   By: /s/ John Guiliano
                                       Name: John Guiliano
                                       Title: Vice President
Attest:


/s/ Joseph A. Llovet
Name: Joseph A. Llovet
Title: Assistant Treasurer

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                                    EXHIBIT A

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